N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 22, 2026

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – July 22, 2026 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2026. All per share results are reported on a fully diluted basis unless otherwise noted.

FINANCIAL RESULTS
($ in millions, except per share data)	Quarters Ended June 30,
	2026	2025	$ Change	% Change (1)
Net Income per Common Share	$0.50	$0.42	$0.08	19.1%
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.77	$0.69	$0.08	11.7%
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.74	$0.69	$0.05	7.7%

	Six Months Ended June 30,
	2026	2025	$ Change	% Change (1)
Net Income per Common Share	$1.05	$0.99	$0.06	6.6%
FFO per Common Share and OP Unit	$1.60	$1.52	$0.08	5.1%
Normalized FFO per Common Share and OP Unit	$1.58	$1.52	$0.06	3.6%
_____________________
1.Calculations prepared using actual results without rounding.
Operations Update
Normalized FFO per Common Share and OP Unit for the quarter ended June 30, 2026 was $0.74, representing a 7.7% increase compared to the same period in 2025, performing above the midpoint of our previous guidance range of $0.69 to $0.75. Core Portfolio operations for the quarter ended June 30, 2026 generated 6.5% growth in income from property operations, excluding property management. These results reflect outperformance of our guidance for Core property operating revenues, Core property operating expenses, excluding property management, and Core income from property operations, excluding property management. Normalized FFO for the six months ended June 30, 2026 was $1.58 per Common Share and OP Unit, representing a 3.6% increase compared to the same period in 2025. For the six months ended June 30, 2026, Core property operating revenues increased 4.3%, Core property operating expenses, excluding property management, increased 2.3% and Core income from property operations, excluding property management, increased 5.7%, each as compared to the same period in 2025.
MH
Core MH base rental income for the quarter ended June 30, 2026 increased 5.8% compared to the same period in 2025. Occupied sites increased by 13 sites and new and used home sales totaled 235 during the quarter ended June 30, 2026. Core MH base rental income for the six months ended June 30, 2026 increased 5.7% compared to the same period in 2025. Occupied sites increased by 67 sites and new and used home sales totaled 463 during the six months ended June 30, 2026.

i

RV and Marina
Core RV and marina base rental income for the quarter ended June 30, 2026 increased 1.8% compared to the same period in 2025. Core RV and marina annual base rental income increased 5.4% for the quarter ended June 30, 2026 compared to the same period in 2025. Core RV and marina base rental income for the six months ended June 30, 2026 increased 0.1% compared to the same period in 2025. Core RV and marina annual base rental income increased 4.8% for the six months ended June 30, 2026 compared to the same period in 2025.
Property Operating Expenses
Core property operating expenses, excluding property management, for the quarter ended June 30, 2026 increased 2.9% compared to the same period in 2025. For the six months ended June 30, 2026, Core property operating expenses, excluding property management, increased 2.3% compared to the same period in 2025.

ii

Guidance Update
Third quarter and full year 2026 guidance presented below represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimate if any of our assumptions are incorrect. See Forward-Looking Statements in this press release for factors impacting our 2026 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the Supplemental Financial Information for additional information.

($ in millions, except per share data)			2026
			Third Quarter	Full Year
Net Income per Common Share			$0.48 to $0.54	$2.05 to $2.15
FFO per Common Share and OP Unit			$0.76 to $0.82	$3.15 to $3.25
Normalized FFO per Common Share and OP Unit			$0.76 to $0.82	$3.13 to $3.23

	2025 Actual		2026 Growth Rates
Core Portfolio:	Third Quarter	Full Year	Third Quarter	Full Year
MH base rental income	$188.0	$748.6	5.3% to 5.9%	5.2% to 6.2%
RV and marina base rental income (1)	$110.8	$427.5	1.4% to 2.0%	1.1% to 2.1%
Property operating revenues	$358.8	$1,405.6	3.9% to 4.5%	3.9% to 4.9%
Property operating expenses, excluding property management	$155.0	$583.5	0.7% to 1.3%	1.6% to 2.6%
Income from property operations, excluding property management	$203.8	$822.2	6.3% to 6.9%	5.5% to 6.5%

			2026 Full Year
Non-Core Income from property operations, excluding property management			$8.7 to $12.7
Property management and general administrative			$119.8 to $125.8
Interest and related amortization			$134.3 to $140.3

Full Year 2026 Guidance Update Compared to Prior 2026 Guidance (2)

	Prior Full Year 2026 Guidance Midpoint (2)	Updated Full Year 2026 Guidance Midpoint
Normalized FFO per Common Share and OP Unit	$3.17	$3.18

Core Portfolio Growth Rates:
MH base rental income	5.6%	5.7%
RV and marina base rental income (1)	2.4%	1.6%
Property operating revenues	4.5%	4.4%
Property operating expenses, excluding property management	2.7%	2.1%
Income from property operations, excluding property management	5.7%	6.0%

______________________
1.    Core RV and marina annual base rental income represents approximately 73.2% and 75.4% of third quarter 2026 and full year 2026 RV and marina base rental income guidance, respectively. Core RV and marina annual base rental income third quarter 2026 growth rate range is 4.6% to 5.2% and the full year 2026 growth rate range is 4.3% to 5.3%. Our guidance provided on April 21, 2026 factored in a Core RV and marina annual base rental income growth rate range of 4.2% to 5.2% for full year 2026.
2.    Prior guidance issued on April 21, 2026.

iii

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of June 30, 2026, we own or have an interest in 453 properties in 35 states and British Columbia consisting of 173,559 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Thursday, July 23, 2026, at 11:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment, including the impact of changes in tariffs, as well as costs associated with supply chain disruptions; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of changes impacting the supply chain or labor markets; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Supplemental Financial Information

Financial Highlights (1)(2)

(In millions, except Common Shares and OP Units outstanding and per share and ratio data, unaudited)

	As of and for the Quarters Ended
	June 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	June 30, 2025
Operating Information
Total revenues	$397.8	$397.6	$373.9	$393.3	$376.9
Consolidated net income	$99.5	$111.5	$103.8	$100.4	$83.5
Net income available for Common Stockholders	$96.3	$107.9	$100.5	$97.1	$79.7
Adjusted EBITDAre	$182.6	$201.1	$189.6	$183.3	$170.0
FFO available for Common Stock and OP Unit holders	$154.5	$166.1	$156.7	$154.1	$138.3
Normalized FFO available for Common Stock and OP Unit holders	$148.3	$167.3	$157.6	$150.5	$137.7
Funds Available for Distribution (“FAD”) for Common Stock and OP Unit holders	$121.6	$149.1	$131.7	$124.2	$115.2

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	200,405	200,377	200,284	200,278	200,272
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,209	200,176	200,162	200,126	200,095
Net Income per Common Share - Fully Diluted (3)	$0.50	$0.56	$0.52	$0.50	$0.42
FFO per Common Share and OP Unit - Fully Diluted	$0.77	$0.83	$0.78	$0.77	$0.69
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.74	$0.84	$0.79	$0.75	$0.69
Dividends per Common Share	$0.5425	$0.5425	$0.5150	$0.5150	$0.5150

Balance Sheet
Total assets	$5,801	$5,749	$5,745	$5,747	$5,721
Total liabilities	$3,984	$3,928	$3,931	$3,935	$3,908

Market Capitalization
Total debt (4)	$3,336	$3,314	$3,346	$3,302	$3,273
Total market capitalization (5)	$16,252	$15,822	$15,485	$15,459	$15,624

Ratios
Total debt / total market capitalization	20.5%	20.9%	21.6%	21.4%	20.9%
Total debt / Adjusted EBITDAre (6)	4.4	4.5	4.5	4.5	4.5
Interest coverage (7)	5.6	5.6	5.7	5.8	5.6
Fixed charges (8)	5.6	5.6	5.7	5.7	5.5

____________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the Supplemental Financial Information for definitions of fixed charges, FFO, Normalized FFO, FAD, Income from property operations excluding property management, EBITDAre, Adjusted EBITDAre, and a reconciliation of Consolidated net income to Income from property operations.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net Income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes Deferred financing costs, net of approximately $22.5 million as of June 30, 2026.
5.See page 14 for the calculation of market capitalization as of June 30, 2026.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.Calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2026 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Investment in real estate:
Land	$2,104,661	$2,088,174
Land improvements	4,927,773	4,784,223
Buildings and other depreciable property	1,380,544	1,306,317
	8,412,978	8,178,714
Accumulated depreciation	(2,941,941)	(2,838,344)
Net investment in real estate (1)	5,471,037	5,340,370
Cash and restricted cash	35,629	26,132
Notes receivable, net (1)	31,003	93,358
Investment in unconsolidated joint ventures (1)	40,304	85,041
Deferred commission expense	57,374	58,149
Other assets, net	165,328	142,343
Total Assets	$5,800,675	$5,745,393

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,747,378	$2,779,158
Term loans, net	437,863	437,455
Unsecured line of credit	127,500	105,000
Accounts payable and other liabilities	182,135	152,536
Deferred membership revenue	217,419	221,498
Accrued interest payable	10,889	11,333
Rents and other customer payments received in advance and security deposits	152,166	120,441
Distributions payable	108,720	103,146
Total Liabilities	3,984,070	3,930,567
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2026 and December 31, 2025; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 193,972,195 and 193,835,561 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	1,988	1,988
Paid-in capital	1,984,545	1,981,540
Distributions in excess of accumulated earnings	(231,263)	(225,045)
Accumulated other comprehensive income/(loss)	2,900	(2,208)
Total Stockholders’ Equity	1,758,170	1,756,275
Non-controlling interests – Common OP Units	58,435	58,551
Total Equity	1,816,605	1,814,826
Total Liabilities and Equity	$5,800,675	$5,745,393

______________________
1.On April 30, 2026, we acquired the remaining 20% ownership interests in certain RVC joint ventures for cash consideration of $4.4 million, which resulted in the consolidation of seven RV properties and one land parcel. As of June 30, 2026, the impact of consolidation resulted in an increase of $102.9 million in Net investment in real estate and decreases of $56.1 million in Notes receivable, net and $42.5 million in Investment in unconsolidated joint ventures, as compared to December 31, 2025.

2Q 2026 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Rental income	$330,430	$313,287	$669,476	$640,493
Annual membership subscriptions	18,819	16,902	37,118	33,244
Membership upgrade revenue	3,120	3,120	6,240	6,172
Other income	15,252	16,473	29,348	32,028
Gross revenues from home sales, brokered resales and ancillary services	22,805	22,798	41,901	43,721
Interest income	1,580	2,202	3,771	4,440
Income from other investments, net	5,809	2,084	7,583	4,102
Total revenues	397,815	376,866	795,437	764,200

Expenses:
Property operating and maintenance	132,267	127,845	253,307	246,411
Real estate taxes	21,826	21,845	43,926	43,488
Membership sales and marketing	4,551	4,062	8,388	7,993
Property management	21,845	20,723	40,516	41,153
Depreciation and amortization	53,637	52,649	106,773	103,591
Cost of home sales, brokered resales and ancillary services	16,903	16,476	30,503	30,168
Home selling expenses and ancillary operating expenses	7,618	6,988	14,441	13,156
General and administrative (1)	11,872	10,455	22,973	19,694
Casualty-related charges/(recoveries), net (2)	(7,094)	(541)	(7,026)	(324)
Other expenses	1,209	(59)	2,442	1,819
Interest and related amortization	33,824	32,200	67,469	63,336
Total expenses	298,458	292,643	583,712	570,485
Income before other items	99,357	84,223	211,725	193,715
Gain/(Loss) on sale of real estate and impairment, net	(507)	(683)	(507)	(683)
Equity in income/(loss) of unconsolidated joint ventures	668	(47)	(209)	4,854
Consolidated net income	99,518	83,493	211,009	197,886

Income allocated to non-controlling interests – Common OP Units	(3,194)	(3,777)	(6,781)	(8,978)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$96,316	$79,708	$204,220	$188,900

______________________
1.Includes $0.9 million and $2.0 million related to non-operating legal expenses during the quarter and six months ended June 30, 2026, respectively.
2.Casualty-related charges/(recoveries), net for the quarter and six months ended June 30, 2026 includes insurance recovery revenue of $7.1 million for reimbursement of capital expenditures.

2Q 2026 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-19.

2Q 2026 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures (1)

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2026
Income from property operations, excluding property management - Core Portfolio (2)	$206.1
Income from property operations, excluding property management - Non-Core Portfolio (2)	2.9
Property management and general and administrative	(32.9)
Other income and expenses	6.0
Interest and related amortization	(33.8)
Normalized FFO available for Common Stock and OP Unit holders (3)	$148.3
Other items (4)	(0.9)
Insurance proceeds due to catastrophic weather events, net	7.1
FFO available for Common Stock and OP Unit holders (3)	$154.5

FFO per Common Share and OP Unit	$0.77
Normalized FFO per Common Share and OP Unit	$0.74

Normalized FFO available for Common Stock and OP Unit holders	$148.3
Non-revenue producing improvements to real estate	(26.7)
FAD for Common Stock and OP Unit holders (3)	$121.6

Weighted average Common Shares and OP Units - Fully Diluted	200.2

______________________
1.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
2.See pages 8-9 for details of the Core Portfolio Income from Property Operations, excluding property management. See page 10 for details of the Non-Core Portfolio Income from Property Operations, excluding property management.
3.Amounts may not foot due to rounding.
4.Represents expenses of $0.9 million related to non-operating legal expenses during the quarter ended June 30, 2026.

2Q 2026 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income available for Common Stockholders	$96,316	$79,708	$204,220	$188,900
Income allocated to non-controlling interests – Common OP Units	3,194	3,777	6,781	8,978
Depreciation and amortization	53,637	52,649	106,773	103,591
Depreciation on unconsolidated joint ventures	890	1,466	2,367	2,797
(Gain)/Loss on sale of real estate and impairment, net	507	683	507	683
FFO available for Common Stock and OP Unit holders	154,544	138,283	320,648	304,949
Insurance proceeds due to catastrophic weather events, net	(7,078)	(593)	(7,011)	(593)
Other items (1)	860	—	1,985	—
Normalized FFO available for Common Stock and OP Unit holders	148,326	137,690	315,622	304,356
Non-revenue producing improvements to real estate	(26,726)	(22,460)	(44,880)	(38,598)
FAD for Common Stock and OP Unit holders	$121,600	$115,230	$270,742	$265,758

Net Income per Common Share - Basic	$0.50	$0.42	$1.05	$0.99
Net Income per Common Share - Fully Diluted (2)	$0.50	$0.42	$1.05	$0.99

FFO per Common Share and OP Unit - Basic	$0.77	$0.69	$1.60	$1.52
FFO per Common Share and OP Unit - Fully Diluted	$0.77	$0.69	$1.60	$1.52

Normalized FFO per Common Share and OP Unit - Basic	$0.74	$0.69	$1.58	$1.52
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.74	$0.69	$1.58	$1.52

Weighted average Common Shares outstanding - Basic	193,727	190,992	193,702	190,958
Weighted average Common Shares and OP Units outstanding - Basic	200,164	200,060	200,144	200,044
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,209	200,095	200,193	200,084

____________________
1.Represents expenses of $0.9 million and $2.0 million related to non-operating legal expenses during the quarter ended and six months ended June 30, 2026, respectively.
2.Net Income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2026 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Income from Property Operations - Total Portfolio (1)

(In millions, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
MH base rental income (2)	$197.2	$186.4	$392.5	$371.1
Rental home income (2)	3.9	3.5	7.7	6.9
RV and marina base rental income (2)	110.5	106.1	231.7	227.7
Annual membership subscriptions	18.8	16.9	37.1	33.2
Membership upgrade revenue	3.1	3.1	6.2	6.2
Utility and other income (2)(3)	35.8	35.4	70.4	70.0
Property operating revenues	369.3	351.4	745.6	715.1

Utility expense	41.8	39.2	82.8	79.4
Payroll	32.9	31.8	61.4	60.1
Repairs and maintenance	30.8	29.5	55.3	52.4
Insurance and other (2)	27.0	27.7	54.4	55.2
Real estate taxes	21.8	21.8	43.9	43.5
Rental home operating and maintenance	1.4	1.3	2.8	2.5
Membership sales and marketing	4.6	4.1	8.4	8.0
Property operating expenses, excluding property management	160.3	155.4	309.0	301.1
Income from property operations, excluding property management	$209.0	$196.0	$436.6	$414.0

RV and marina base rental income:
Annual	$84.5	$79.8	$166.8	$158.2
Seasonal	6.9	7.7	32.2	36.3
Transient	19.1	18.6	32.7	33.2
Total RV and marina base rental income	$110.5	$106.1	$231.7	$227.7

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Insurance and other in this table.
3.Includes approximately $2.2 million and $4.0 million of business interruption income from Hurricane Ian during the quarter and six months ended June 30, 2025, respectively.

2Q 2026 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Income from Property Operations - Core Portfolio (1)

(In millions, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2026	2025	Change (2)	2026	2025	Change (2)
MH base rental income	$196.9	$186.2	5.8%	$392.0	$370.7	5.7%
Rental home income	3.9	3.5	9.6%	7.6	6.9	10.5%
RV and marina base rental income	103.4	101.6	1.8%	217.9	217.7	0.1%
Annual membership subscriptions	18.5	16.7	10.8%	36.6	32.9	11.2%
Membership upgrade revenue	3.1	3.1	—%	6.2	6.1	2.2%
Utility and other income	35.1	32.9	6.6%	69.3	65.3	6.0%
Property operating revenues	360.9	344.0	4.9%	729.6	699.6	4.3%

Utility expense	40.4	38.1	5.7%	80.5	77.6	3.7%
Payroll	31.6	30.9	2.2%	59.1	58.4	1.1%
Repairs and maintenance	29.9	28.6	4.7%	53.6	50.9	5.5%
Insurance and other (3)	25.8	26.3	(2.0)%	51.9	52.6	(1.2)%
Real estate taxes	21.2	21.3	—%	42.6	42.3	1.0%
Rental home operating and maintenance	1.4	1.3	9.2%	2.8	2.4	13.1%
Membership sales and marketing	4.5	4.0	12.4%	8.4	7.9	5.7%
Property operating expenses, excluding property management	154.8	150.5	2.9%	298.9	292.1	2.3%
Income from property operations, excluding property management	$206.1	$193.5	6.5%	$430.7	$407.5	5.7%

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.

2Q 2026 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Income from Property Operations - Core Portfolio (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Six Months Ended
	June 30,			June 30,
	2026	2025		2026	2025
Core manufactured home site figures and occupancy:
Total sites, beginning	73,170	72,801		73,170	72,801
Expansion sites, net	141	—		141	—
Total sites, ending	73,311	72,801		73,311	72,801
Occupied sites, beginning	68,698	68,752		68,644	68,923
Occupied sites, ending	68,711	68,712		68,711	68,712

Occupancy average %	93.8%	94.3%		93.8%	94.4%
Monthly base average rent per site	$956	$904		$952	$899

	Quarters Ended June 30,			Six Months Ended June 30,
	2026	2025	Change (1)	2026	2025	Change (1)
Core RV and marina base rental income:
Annual (2)	$81.5	$77.3	5.4%	$161.1	$153.7	4.8%
Seasonal	6.4	7.2	(11.2)%	29.2	34.0	(14.1)%
Transient	15.5	17.1	(8.9)%	27.6	30.0	(8.1)%
Total Seasonal and Transient	$21.9	$24.3	(9.6)%	$56.8	$64.0	(11.2)%
Total RV and marina base rental income	$103.4	$101.6	1.8%	$217.9	$217.7	0.1%

	Quarters Ended June 30,			Six Months Ended June 30,
	2026	2025	Change (1)	2026	2025	Change (1)
Core utility information:
Income	$20.4	$18.6	9.8%	$40.6	$37.4	8.6%
Expense	40.4	38.1	5.7%	80.5	77.6	3.7%
Expense, net	$20.0	$19.5	1.9%	$39.9	$40.2	(0.8)%

Utility recovery rate (3)	50.5%	48.8%		50.4%	48.2%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing utility income by utility expense.

2Q 2026 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Income from Property Operations - Non-Core Portfolio (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2026	June 30, 2026
MH base rental income	$0.2	$0.5
Rental home income	—	0.1
RV and marina base rental income	7.0	13.8
Annual membership subscriptions	0.3	0.5
Utility and other income	0.8	1.1
Property operating revenues	8.3	16.0

Property operating expenses, excluding property management (2)	5.4	10.1
Income from property operations, excluding property management	$2.9	$5.9

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

2Q 2026 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Total new home sales volume	98	117	185	234
New home sales gross revenues	$9,028	$9,444	$16,736	$18,873

Total used home sales volume	137	85	279	142
Used home sales gross revenues	$698	$761	$1,526	$1,535

Brokered home resales volume	143	126	256	224
Brokered home resales gross revenues	$558	$454	$939	$850

Rental Homes - Select Data	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Rental operations revenues (1)	$9,921	$8,749	$19,641	$17,143
Rental home operations expense (2)	1,420	1,300	2,767	2,446
Depreciation on rental homes (3)	2,799	2,878	5,441	5,123

Occupied rentals: (4)
New	1,962	1,816
Used	184	189
Total occupied rental sites	2,146	2,005

	As of June 30, 2026		As of June 30, 2025
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$281,885	$237,937	$227,739	$188,686
Used	16,464	13,408	10,010	6,513
Total rental homes	$298,349	$251,345	$237,749	$195,199

______________________
1.For the quarters ended June 30, 2026 and 2025, approximately $6.0 million and $5.2 million, respectively, of the rental operations revenue is included in the MH base rental income in the Income from Property Operations - Core Portfolio on pages 8-9. The remainder of the rental operations revenue for the quarters ended June 30, 2026 and 2025 is included in Rental home income in the Income from Property Operations - Core Portfolio on pages 8-9.
2.Rental home operations expense is included in Rental home operating and maintenance in the Income from Property Operations - Total Portfolio on page 7. Rental home operations expense is included in Rental home operating and maintenance in the Income from Property Operations - Core Portfolio on pages 8-9.
3.Depreciation on rental homes in our Core Portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
4.Includes occupied rental sites as of the end of the period in our Core Portfolio.
5.Includes both occupied and unoccupied rental homes in our Core Portfolio.

2Q 2026 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of June 30, 2026
Sites (1)
MH sites (2)	75,900
RV sites:
Annual (2)	34,300
Seasonal	9,800
Transient (2)	20,700
Marina slips	6,900
Membership (3)	26,000
Total	173,600

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are sites without an annual or seasonal reservation and are available to be leased to customers on a short-term basis.
2.MH, Annual RV and Transient RV sites include approximately 2,100, 200 and 300 joint venture sites, respectively.
3.Sites primarily utilized by approximately 107,900 members. Includes approximately 6,000 sites rented on an annual basis.

2Q 2026 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

	Years Ended December 31,				Six Months Ended June 30,
Campground and Membership Revenue (1) ($ in thousands, unaudited)	2022	2023	2024	2025	2026
Annual membership subscriptions	$63,215	$65,379	$65,883	$69,266	$37,118
Annual RV base rental income	$25,945	$27,842	$29,282	$30,546	$16,079
Seasonal/Transient RV base rental income	$24,316	$20,996	$21,338	$19,959	$7,930
Membership upgrade revenue	$12,958	$14,719	$16,433	$12,412	$6,240
Utility and other income	$2,626	$2,544	$2,360	$2,390	$1,019

Membership Count
Total Memberships (2)	128,439	121,002	113,553	108,731	107,857
Paid Membership Origination	23,237	20,758	19,539	17,150	8,768
Promotional Membership Origination	28,178	25,232	23,552	23,002	10,838
Membership Upgrade Volume (3)	4,068	3,858	4,086	5,945	2,587

Campground Metrics
Membership Campground Count	82	82	82	82	82
Membership Campground RV Site Count	25,800	26,000	26,000	26,000	26,000
Annual Site Count (4)	6,390	6,154	5,902	6,014	6,017

______________________
1.Membership upgrade product offerings include two- to four-year term subscription products with increased annual dues. The revenue associated with these subscription products is recognized as Annual membership subscriptions.
2.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Upgraded memberships provide enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties.
4.Sites that have been rented by members for an entire year.

2Q 2026 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2026

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,768	83.0%
Unsecured Debt			568	17.0%
Total Debt (1)			$3,336	100.0%	20.5%

Common Shares	193,972,195	96.8%
OP Units	6,433,299	3.2%
Total Common Shares and OP Units	200,405,494	100.0%
Common Stock price at June 30, 2026	$64.45
Fair Value of Common Shares and OP Units			$12,916	100.0%
Total Equity			$12,916	100.0%	79.5%

Total Market Capitalization			$16,252		100.0%

______________________
1.    Excludes Deferred financing costs, net of approximately $22.5 million.

2Q 2026 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2026
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	187,577	4.19%	5.62%	2.2
2029	270,228	4.92%	8.10%	3.2
2030	275,385	2.69%	8.26%	3.7
2031	228,619	2.45%	6.85%	4.9
2032	202,000	2.47%	6.06%	6.2
2033	339,710	4.83%	10.19%	7.3
2034	198,956	3.44%	5.97%	7.9
2035	184,870	2.64%	5.54%	9.2
Thereafter	880,414	4.21%	26.39%	12.6
Total	$2,767,759	3.77%	82.98%	7.8

Unsecured Term Loans
2026	—	—%	—%	—
2027	200,000	4.88%	6.00%	0.6
2028	—	—%	—%	—
2029	—	—%	—%	—
2030	240,000	4.74%	7.20%	3.9
Thereafter	—	—%	—%	—
Total	$440,000	4.81%	13.20%	2.4

Total Secured and Unsecured	$3,207,759	3.91%	96.18%	7.0

Line of Credit Borrowing (1)	127,500	4.97%	3.82%	—

Deferred financing costs, net	(22,518)

Total Debt, Net	$3,312,741	4.12% (2)	100.00%

_____________________
1.The floating interest rate on the line of credit is SOFR plus 0.10% plus 1.25% to 1.65%. During the quarter ended June 30, 2026, the effective interest rate on the line of credit borrowings was 4.97%.
2.Reflects effective interest rate for the quarter ended June 30, 2026, including interest associated with the line of credit and amortization of deferred financing costs.

2Q 2026 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions do not include adjustments in respect to membership upgrade revenue: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses, excluding property management; and (vii) Income from property operations, excluding property management.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Insurance and other in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2026 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
(amounts in thousands)	2026	2025	2026	2025
Net income available for Common Stockholders	$96,316	$79,708	$204,220	$188,900
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	3,194	3,777	6,781	8,978
Consolidated net income	99,518	83,493	211,009	197,886
Equity in (income)/loss of unconsolidated joint ventures	(668)	47	209	(4,854)
(Gain)/Loss on sale of real estate and impairment, net	507	683	507	683
Gross revenues from home sales, brokered resales and ancillary services	(22,805)	(22,798)	(41,901)	(43,721)
Interest income	(1,580)	(2,202)	(3,771)	(4,440)
Income from other investments, net	(5,809)	(2,084)	(7,583)	(4,102)
Property management	21,845	20,723	40,516	41,153
Depreciation and amortization	53,637	52,649	106,773	103,591
Cost of home sales, brokered resales and ancillary services	16,903	16,476	30,503	30,168
Home selling expenses and ancillary operating expenses	7,618	6,988	14,441	13,156
General and administrative (1)	11,872	10,455	22,973	19,694
Casualty-related charges/(recoveries), net (2)	(7,094)	(541)	(7,026)	(324)
Other expenses	1,209	(59)	2,442	1,819
Interest and related amortization	33,824	32,200	67,469	63,336
Income from property operations, excluding property management	208,977	196,030	436,561	414,045
Property management	(21,845)	(20,723)	(40,516)	(41,153)
Income from property operations	$187,132	$175,307	$396,045	$372,892

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairment charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

______________________
1.Includes $0.9 million and $2.0 million related to non-operating legal expenses during the quarter and six months ended June 30, 2026, respectively.
2.Casualty-related charges/(recoveries), net for the quarter and six months ended June 30, 2026 includes insurance recovery revenue of $7.1 million for reimbursement of capital expenditures.

2Q 2026 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
(amounts in thousands)	2026	2025	2026	2025
Consolidated net income	$99,518	$83,493	$211,009	$197,886
Interest income	(1,580)	(2,202)	(3,771)	(4,440)
Real estate depreciation and amortization	53,637	52,649	106,773	103,591
Other depreciation and amortization	1,138	1,220	2,321	2,454
Interest and related amortization	33,824	32,200	67,469	63,336
(Gain)/Loss on sale of real estate and impairment, net	507	683	507	683
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,736	2,501	4,429	4,608
EBITDAre	188,780	170,544	388,737	368,118
Other items (1)	860	—	1,985	—
Insurance proceeds due to catastrophic weather events, net	(7,078)	(593)	(7,011)	(593)
Adjusted EBITDAre	$182,562	$169,951	$383,711	$367,525

CORE PORTFOLIO or CORE. The Core properties include properties we owned and operated during all of 2025 and 2026. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE PORTFOLIO or NON-CORE. The Non-Core properties in 2026 include properties that were not owned and operated during all of 2025 and 2026, including six properties in Florida impacted by Hurricane Ian, two properties in California that were impacted by storm and flooding events and seven acquired RVC properties. The 2026 guidance reflects Non-Core properties in 2026, which includes properties not owned and operated during all of 2025 and 2026.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs. The fixed charges ratio is calculated by dividing the trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

______________________
1.Represents expenses of $0.9 million and $2.0 million related to non-operating legal expenses during the quarter ended and six months ended June 30, 2026, respectively.

2Q 2026 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	Third Quarter 2026	Full Year 2026
Net Income per Common Share - Fully Diluted	$0.48 to $0.54	$2.05 to $2.15
Depreciation and amortization	0.28	1.10
Gain on sale of real estate and impairment, net	—	—
FFO per Common Share and OP Unit - Fully Diluted (1)	$0.76 to $0.82	$3.15 to $3.25
Other	—	(0.03)
Normalized FFO per Common Share and OP Unit - Fully Diluted (1)	$0.76 to $0.82	$3.13 to $3.23
______________________
1.Amounts may not foot due to rounding.
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

2Q 2026 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.